Exhibit 21.1
SUBSIDIARIES OF THE REGISTRANT
The following lists the subsidiaries of Emdeon Corporation and their respective jurisdictions of incorporation or formation:

Name	Jurisdiction

Emdeon Corporation	Delaware
225 Summit Associates LLC	New Jersey
CLD Corporation	Delaware
Emdeon Practice Services, Inc.	Delaware
Adaptive Health Systems of Arizona, Inc.	Arizona
Medical Manager PCN, Inc.	Delaware
Benchmark Systems, Inc. of Louisiana	Louisiana
Medical Manager Research & Development, LLC	Delaware
Peachtree Associates, Inc.	Georgia
Personal Best!, Inc.	North Carolina
United Software Architects, Inc.	Texas
Envoy Corporation	Delaware
Advanced Business Fulfillment, LLC	Delaware
CareInsite LLC	Massachusetts
The Health Information Network Connection, LLC	New York
THINC Acquisition Corp.	Delaware
Claims Processing Service, Inc.	Connecticut
Dakota Imaging, Inc.	Maryland
Dakota Imaging, S.A.	Costa Rica
ENVOY/ExpressBill, Inc.	Tennessee
Kinetra LLC	Delaware
IMS - Net of Arkansas, Inc. (51%)	Arkansas
IMS - Net of Central Florida, Inc.	Colorado
IMS - Net of Colorado, Inc.	Colorado
IMS - Net of Illinois, Inc.	Illinois
Illinois Medical Information Network, Inc.	Illinois
Minnesota Medical Communication Network, LLC (90%)	Colorado
MediFAX-EDI Holding Company	Delaware
MediFAX-EDI LLC	Tennessee
Medi, Inc.	California
MediFAX, Inc.	Tennessee
MediFAX-EDI Holdings, Inc.	Delaware
MediFAX-EDI Services, Inc.	Delaware
MedWare Solutions, Inc.	Florida
ViPS, Inc.	Maryland
ViPS BioMedical Services, Inc.	Pennsylvania
WebMD Clinical Services, LLC	Delaware
Healtheon International LLC	Delaware
WebMD International, LLC	Delaware
WebMD Canada Ventures, Inc.	Canada
WebMD UK Limited	England & Wales
Healtheon Software India Private Limited	India
HLTH Domain Corporation	Delaware
MedE America Corporation	Delaware
Healthcare Interchange, Inc.	Missouri

Name	Jurisdiction

MedE America Corporation of Ohio	Ohio
PRX Holdings Corp.	Delaware
SNTC Holding, Inc.	Delaware
Porex Corporation	Delaware
Porex Surgical, Inc.	Delaware
Porex Surgical GmbH	Germany
Porex Technologies GmbH	Germany
Porex Technologies LTD	England
Porex Technologies SDN.BHD	Malaysia
SYN Healthcare Service, Inc.	California
SYNC Corp.	New Jersey
WebMD Health Corp. (85.81%)	Delaware
WebMD, Inc.	Georgia
Boca Subsidiary Corp.	Delaware
Conceptis, Inc.	Delaware
Crescendo Medical Education LLC	Delaware
eMedicine.Com, Inc.	Delaware
Endeavor Technologies, Inc.	Georgia
Healtheon/WebMD Cable Corporation	Delaware
Healtheon/WebMD Internet Corporation	Delaware
HealthShare Technology, Inc.	Delaware
HW Japan, Inc.	Delaware
MDhub, LLC	Connecticut
MedicineNet, Inc.	California
MMM Acquisition Company	Delaware
Medscape Portals, Inc.	Delaware
Medscape LLC	Delaware
National Physicians DataSource, LLC	Connecticut
OnHealth Network Company	Washington
BabyData.com, Inc.	Delaware
Demand Management, Inc.	Colorado
Health Decisions, Inc.	Colorado
Health Decisions International, LLC	Colorado
The Ornish Health Program, Inc.	California
OW Corp.	Delaware
Physicians Telephone Directory, Inc.	Connecticut
RxList, Inc.	Delaware
RxList LLC	California
Telemedics, Inc.	Georgia
WebMD Domain Corp.	Delaware
WellMed, Inc.	Delaware